CONFIDENTIAL TREATMENT REQUESTED -- CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

EXECUTION COPY

AMENDMENT TO POLYSILICON SUPPLY AGREEMENT

This Amendment to Polysilicon Supply Agreement (this “Amendment”) is entered into as of January __, 2008, by and between SunPower Philippines Manufacturing, Ltd., a company organized under the laws of the Philippines and having its principal office located at #100 East Main Street, Special Export Processing Zone, Laguna Techno Park, Binan Laguna, Philippines (“SunPower Philippines”), and Woongjin Energy Co., Ltd., a company organized under the laws of Korea and having its principal office located at Daedeok Techno Valley, I 3-16 Block, Kwanpyung Dong, Yuseong Gu, Daejeon Korea (the “JVC”).  SunPower Philippines and the JVC may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

A.           SunPower Corporation, a Delaware corporation (“SunPower”), the JVC and Woongjin Coway Co., Ltd., a company organized under the laws of Korea (“Woongjin”), entered into that certain Joint Venture Agreement dated as of September 29, 2006, as amended by the Amendment No. 1 to Joint Venture Agreement dated as of December 22, 2006 (the “JV Agreement”), for the establishment and operation of the JVC.

B.           Pursuant to the JV Agreement, SunPower Philippines and the JVC entered to the Polysilicon Supply Agreement dated as of December 22, 2006 (the “Polysilicon Supply Agreement”), under which SunPower Philippines shall supply to the JVC polycrystalline silicon required for the manufacture and supply of Ingot as contemplated under the Ingot Supply Agreement by and among SunPower, the JVC and Woongjin.

C.           Based on certain changes in the circumstances, the Parties recognized certain required amendments to the Polysilicon Supply Agreement to reflect the Parties’ intent, including (i) the addition of a definition for the term “Initial Ingot Pullers,” and (ii) the amended description of the circumstances triggering SunPower’s obligation to pay the JVC *** percent (***%) of the JVC’s fixed costs for its Ingot manufacturing facilities that stay idle due to SunPower’s failure to sell, supply and deliver the applicable Quarterly Requirement as set out in Section 2.2.1 of the Polysilicon Supply Agreement.

D.           The Parties wish to amend the Polysilicon Supply Agreement to reflect the required changes described above.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions

1.1 The terms defined hereinabove shall have the meanings set forth therein.

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1.2 Except as otherwise defined in this Amendment, the terms used but not defined herein shall have the respective meanings ascribed to them in the JV Agreement and the Polysilicon Supply Agreement.

2. Amendments to the Polysilicon Supply Agreement

2.1 New Section 1.7.  The definition for the term “Initial Ingot Pullers” shall be hereby added to the Polysilicon Supply Agreement as Section 1.7 to read as follows, and each of the original Sections from 1.7 through 1.20 of the Polysilicon Supply Agreement shall be re-numbered accordingly.

1.7           “Initial Ingot Pullers” means *** Ingot pullers that have been installed as part of the JVC’s Initial Capacity.

2.2            Amendment to Section 2.2.1.  The last phrase in the third sentence of Section 2.2.1 of the Polysilicon Supply Agreement is hereby revised and amended by:

(a)
deleting “SunPower shall pay to the JVC *** percent (***%) of the JVC’s fixed costs for Ingot pullers that are idle due to SunPower’s failure to sell, supply and deliver the applicable Quarterly Requirement.”; and

(b)
inserting “SunPower shall pay to the JVC *** percent (***%) of the JVC’s fixed costs for the Initial Ingot Pullers that are then operational but stay idle solely due to SunPower’s failure to sell, supply and deliver the applicable Quarterly Requirement; provided, however, that any Product sold, supplied and delivered by SunPower during the Initial Requirements Period shall be first used to fully utilize the Initial Ingot Pullers before being used to utilize any other Ingot Pullers.”

3.            Effect of Amendment and Continuing Effect of the Polysilicon Supply Agreement

3.1 Effectiveness of Amendment.  The Polysilicon Supply Agreement shall be deemed to have been revised and amended in accordance with this Amendment as of the date of the Polysilicon Supply Agreement.

3.2 Continuing Effect of the Polysilicon Supply Agreement.  Except as expressly amended and modified by this Amendment, the Polysilicon Supply Agreement (including all rights and obligations of the parties thereunder existing prior to the execution and delivery of this Amendment) shall continue to be, and shall remain, in full force and effect in accordance with the terms thereof.

3.3 References to the Polysilicon Supply Agreement.  Each reference, whether direct or indirect, in the Polysilicon Supply Agreement to the Polysilicon Supply Agreement (including, without limitation, references to “this Agreement” in the Polysilicon Supply Agreement) shall mean and be a reference to the Polysilicon Supply Agreement, as amended by this Amendment.

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3.4 Conflicts.  To the extent that there are any inconsistencies or ambiguities between this Amendment and the Polysilicon Supply Agreement, the terms of this Amendment shall supercede the Polysilicon Supply Agreement.

4. Miscellaneous

4.1 Governing Law.  This Amendment and all disputes arising out of or in connection with this Amendment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the Republic of Korea without regard to conflicts of laws principles.  The dispute resolution provisions in the Polysilicon Supply Agreement (including the arbitration provision) are hereby incorporated into this Amendment, mutatis mutandis.

4.2 Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to Polysilicon Supply Agreement to be executed by their respective representatives thereunto duly authorized as of the date first set forth above.

SUNPOWER PHILIPPINES MANUFACTURING LTD. By: /s/ THOMAS H. WERNER Name: Thomas H. Werner Title: Director

WOONGJIN ENERGY CO., LTD. By: /s/ HAK DO YOO Name: Hak Do Yoo Title: CEO/President

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